POWER OF ATTORNEY

TOUCHSTONE STRATEGIC TRUST (“TST”)

Touchstone International Growth Fund

TOUCHSTONE FUNDS GROUP TRUST (“TFGT”)

Touchstone Sands Capital International Growth Equity Fund

Each of the undersigned Trustees of the Trusts named above hereby authorizes and appoints each of E. Blake Moore, Jr., Terrie A. Wiedenheft, and Timothy S. Stearns or any of them, his or her true and lawful attorney-in-fact and agent, with full power to each such attorney-in-fact and agent to sign for him or her and in his or her name, place and stead, in his or her capacity as a Trustee of TST and TFGT, the Registration Statement on Form N-14 (including any and all amendments thereto) under the Securities Act of 1933, as amended, relating to the above-referenced series of TST and TFGT, and to file the same, with all exhibits thereto, and any and all other documents and papers in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith as fully to all intents and purposes, as he or she might or could do in person, with full power of substitution and revocation, hereby ratifying and confirming all said attorney-in-fact and agent may lawfully do or cause to be done by virtue of this power of attorney.

The undersigned Trustees hereby execute this Power of Attorney as of this 15th day of February, 2024.

/s/ Karen Carnahan Karen Carnahan	/s/ E. Blake Moore, Jr. E. Blake Moore, Jr.

/s/ William C. Gale William C. Gale	/s/ Kevin A. Robie Kevin A. Robie

/s/ Susan M. King Susan M. King	/s/ Sally J. Staley Sally J. Staley

/s/ Jill T. McGruder Jill T. McGruder	/s/ William H. Zimmer III William H. Zimmer III